EXHIBIT 23.1




INDEPENDENT AUDITORS' CONSENT






      We consent to the incorporation by reference in this Registration Statement of Orion Capital Corporation on Form S-8 of our reports dated February 11, 1998 and June 19, 1998 appearing in the Annual Report on
Form 10-K of Orion Capital Corporation for the year ended December 31, 1997 and in the Annual Report on Form 11-K of the Orion Capital 401K and Profit Sharing Plan for the year ended December 31, 1997, respectively.















Deloitte & Touche, LLP
Hartford, Connecticut
July 10, 1998